EXHIBIT 1.1


                       INSURED MUNICIPALS INCOME TRUST AND
                       INVESTORS' QUALITY TAX-EXEMPT TRUST
                                MULTI-SERIES 302

                                 TRUST AGREEMENT

                                                            Dated: June 10, 1998

         This Trust Agreement between Van Kampen American Capital Distributors, Inc., as Depositor, American Portfolio Evaluation Services, a division of Van Kampen American Capital Investment Advisory Corp., as Evaluator, and The Bank of New York, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust For Van Kampen American Capital Distributors, Inc. Tax-Exempt Trust, Dated March 16, 1995" (herein called the "Standard Terms and Conditions of Trust"), and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.


                                WITNESSETH THAT:

         In consideration of the premises and of the mutual agreements herein contained, the Depositor and the Trustee agree as follows:

                                     PART I

                     STANDARD TERMS AND CONDITIONS OF TRUST

         Subject to the provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

                                     PART II

                      SPECIAL TERMS AND CONDITIONS OF TRUST

         The following special terms and conditions are hereby agreed to:

                   (a) The Bonds defined in Section 1.01(4), listed in the Schedules hereto, have been deposited in the Trusts under this Trust Agreement.

                   (b) The fractional undivided interest in and ownership of the various Trusts represented by each Unit thereof is a fractional amount, the numerator of which is one and the denominator of which is the amount set forth under "Summary of Essential Financial
         Information__Number of Units" in the related Prospectus Part I.

                   (c) The approximate amounts, if any, which the Trustee shall be required to advance out of its own funds and cause to be paid to the Depositor pursuant to Section 3.05 shall be the amount per Unit that the Trustee agreed to reduce its fee or pay Trust expenses set forth in the footnotes in the related Prospectus Part I times the number of units in such Trust referred to in Part II (b) of this Trust Agreement.

                   (d) The First General Record Date and the amount of the second distribution of funds from the Interest Account of each Trust shall be the record date for the Interest Account and the amount set forth under "Summary of Essential Financial Information-Estimated Distributions - Initial Distribution in the related Prospectus Part I.

                   (e) The First Settlement Date shall be the date set forth in the footnotes to the "Summary of Essential Financial Information" in the related Prospectus Part I.

                   (f) Any monies held to purchase "when issued" bonds will be held in noninterest bearing accounts.

                   (g) The Evaluation Time for purpose of sale, purchase or redemption of Units shall be the close of the New York Stock Exchange.

                   (h) As set forth in Section 3.05, the Record Dates and Distribution Dates for each Trust are those dates set forth under "Summary of Essential Financial Information - Estimated Distributions" in the related Prospectus Part I.

                   (i) As set forth in Section 3.15, the Evaluator's Annual Supervisory Fee shall be that amount set forth in "Summary of Essential Financial Information-Expenses-Evaluator's Supervisory Fee" in Prospectus Part I.

                   (j) As set forth in Section 4.03, the Evaluator's Annual Evaluation Fee shall be that amount, and computed on that basis, set forth in "Summary of Essential Financial
         Information-Expenses-Evaluator's Evaluation Fee" in the related Prospectus Part I

                   (k) The Trustee's annual compensation as set forth under
         Section 6.04, under each distribution plan shall be that amount as specified in the related Prospectus Part I under the section entitled "Summary of Essential Financial Information-Expenses-Trustee's Fee" and will include a fee to induce the Trustee to advance funds to meet scheduled distributions.

                   (l) The sixth paragraph of Section 3.05 is hereby revoked and replaced by the following paragraph:

                                    Unitholders desiring to receive semi-annual
                  distributions and who purchase their Units prior to the Record Date for the second distribution under the monthly plan of distribution may elect at the time of purchase to receive distributions on a semi-annual basis by notice to the Trustee. Such notice shall be effective with respect to subsequent distributions until changed by further notice to the Trustee. Unitholders desiring to receive semi-annual distributions and who purchase their Units prior to the Record Date for the first distribution may elect at the time of purchase to receive distributions on a semi-annual basis by notice to the Trustee. Such notice shall be effective with respect to subsequent distributions until changed by further notice to the Trustee. Changes in the plan of distribution will become effective as of opening of business on the day after the next succeeding semi-annual Record Date and such distributions will continue until further notice.

                   (m) Sections 8.02(d) and 8.02(e) are hereby revoked and replaced with the following:

                            (d) distribute to each Unitholder of such Trust such
                  holder's pro rata share of the balance of the Interest Account of such Trust;

                            (e) distribute to each Unitholder of such Trust such
                  holder's pro rata share of the balance of the Principal Account of such Trust; and

June 9, 1998


         IN WITNESS WHEREOF, Van Kampen American Capital Distributors, Inc. has caused this Trust Agreement to be executed by one of its Vice Presidents or Assistant Vice Presidents and its corporate seal to be hereto affixed and attested by its Secretary or one of its Vice Presidents or Assistant Secretaries, American Portfolio Evaluation Services, a division of Van Kampen American Capital Investment Advisory Corp., has caused this Trust Indenture and Agreement to be executed by its President or one of its Vice Presidents and its corporate seal to be hereto affixed and attested to by its Secretary, its Assistant Secretary or one of its Assistant Vice Presidents and The Bank of New York, has caused this Trust Agreement to be executed by one of its Vice Presidents and its corporate seal to be hereto affixed and attested to by one of its Vice Presidents, Assistant Vice Presidents or Assistant Treasurers; all as of the day, month and year first above written.

                        VAN KAMPEN AMERICAN CAPITAL
                             DISTRIBUTORS, INC.

                        By           JAMES J. BOYNE
                                       Vice President, Associate General Counsel
                                                   and Assistant Secretary
(SEAL)
Attest:

By        CATHY NAPOLI
             Assistant Secretary

         AMERICAN PORTFOLIO EVALUATION SERVICE, a division of Van Kampen
                   American Capital Investment Advisory Corp.

                                      By       DENNIS J. MCDONNELL
                                                                President
(SEAL)
Attest:

By        JAMES J. BOYNE
              Assistant Secretary
                                      THE BANK OF NEW YORK

                                      By          JEFFREY BIESELIN
                                                                 Vice President
(SEAL)
Attest:

By     JEFFREY COHEN
           Assistant Treasurer

                          SCHEDULES TO TRUST AGREEMENT

                         SECURITIES INITIALLY DEPOSITED

                       INSURED MUNICIPALS INCOME TRUST AND
                       INVESTORS' QUALITY TAX-EXEMPT TRUST

                                MULTI-SERIES 302



         (Note: Incorporated herein and made a part hereof as indicated below are the corresponding "Portfolio" of each of the Trusts as set forth in the related Prospectus Part I.)